UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/05/2013

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On March 5, 2013, the Compensation Committee of the Board of Directors of Tessera Technologies, Inc. (the "Company") approved the payment of a special bonus in the amount of $100,000 to Bernard J. Cassidy for services performed during 2012 in his capacity as Executive Vice President and General Counsel of the Company. The special bonus was awarded to Mr. Cassidy for his role in achieving the following accomplishments: (1) interim award issued by the International Court of Arbitration of the International Chamber of Commerce on July 6, 2012, in favor of the Company in its dispute with Amkor Technology, Inc. ("Amkor") and the initial payment of approximately $19.9 million from Amkor; (2) execution of new eight-year patent license agreements by subsidiaries of the Company with SK hynix Inc.; and (3) execution of a settlement agreement with Spansion Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: March 08, 2013	By:	/s/ C. Richard Neely, Jr.
C. Richard Neely, Jr.
Executive Vice President and Chief Financial Officer